PANAMSAT CORPORATION



         AMENDED AND RESTATED RESTORATION AND DEFERRED COMPENSATION PLAN





Originally Effective as of January 1, 1997, as Amended and Restated July 9, 1999











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                                                  TABLE OF CONTENTS


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ARTICLE 1         Definitions.....................................................................................1

ARTICLE 2         Selection, Enrollment, Eligibility..............................................................5
         2.1      Selection.......................................................................................5
         2.2      Enrollment Requirements.........................................................................5
         2.3      Eligibility; Commencement of Participation......................................................5
         2.4      Termination of Participation and/or Deferrals...................................................6

ARTICLE 3         Deferral Commitments/Company Matching/Crediting/Taxes...........................................6
         3.1      Restoration Deferrals...........................................................................6
         3.2      Minimum Non-Restoration Deferrals...............................................................6
         3.3      Maximum Non-Restoration Deferrals...............................................................7
         3.4      Election to Defer; Effect of Election Form......................................................7
         3.5      Withholding of Annual Deferral Amounts..........................................................8
         3.6      Annual Company Contribution Amount..............................................................8
         3.7      Annual Company Matching Amount..................................................................9
         3.8      Vesting.........................................................................................9
         3.9      Crediting/Debiting of Account Balances..........................................................9
         3.10     FICA and Other Taxes............................................................................9
         3.11     Taxation of Distributions......................................................................10

ARTICLE 4         Unforeseeable Financial Emergencies; Withdrawal Election.......................................10
         4.1      Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies..........................10
         4.2      Early Withdrawal...............................................................................10

ARTICLE 5         Termination Benefit; Layoff Benefit............................................................11
         5.1      Termination Benefit............................................................................11
         5.2      Payment of Termination Benefit.................................................................11

ARTICLE 6         Disability Waiver..............................................................................11
         6.1      Waiver of Deferral.............................................................................11
         6.2      Return to Work.................................................................................11

ARTICLE 7         Beneficiary Designation........................................................................12
         7.1      Beneficiary....................................................................................12
         7.2      Beneficiary Designation; Change................................................................12
         7.3      Acknowledgment.................................................................................12
         7.4      No Beneficiary Designation.....................................................................12
         7.5      Doubt as to Beneficiary........................................................................12
         7.6      Discharge of Obligations.......................................................................12

ARTICLE 8         Leave of Absence...............................................................................13
         8.1      Paid Leave of Absence..........................................................................13
         8.2      Unpaid Leave of Absence........................................................................13

ARTICLE 9         Termination, Amendment or Modification.........................................................13
         9.1      Termination....................................................................................13
         9.2      Amendment......................................................................................13
         9.3      Plan Agreement.................................................................................14
         9.4      Effect of Payment..............................................................................14

ARTICLE 10        Administration.................................................................................14
         10.1     Committee Duties...............................................................................14
         10.2     Delegation.....................................................................................14
         10.3     Binding Effect of Decisions....................................................................14
         10.4     Indemnity of Committee.........................................................................15

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         10.5     Employer Information...........................................................................15

ARTICLE 11        Other Benefits and Agreements..................................................................15

ARTICLE 12        Trust..........................................................................................15
         12.1     Establishment of Trust.........................................................................15
         12.2     Interrelationship of the Plan and the Trust....................................................15
         12.3     Distributions From the Trust...................................................................16
         12.4     Investment of Trust Assets.....................................................................16

ARTICLE 13        Miscellaneous..................................................................................16
         13.1     Status of Plan.................................................................................16
         13.2     Unsecured General Creditor.....................................................................16
         13.3     Employer's Liability...........................................................................16
         13.4     Nonassignability...............................................................................16
         13.5     Not a Contract of Employment...................................................................17
         13.6     Furnishing Information.........................................................................17
         13.7     Terms..........................................................................................17
         13.8     Captions.......................................................................................17
         13.9     Governing Law..................................................................................17
         13.10    Notice.........................................................................................17
         13.11    Successors.....................................................................................18
         13.12    Validity.......................................................................................18
         13.13    Incompetent....................................................................................18
         13.14    Court Order....................................................................................18
         13.15    Distribution in the Event of Taxation..........................................................18
         13.16    Insurance......................................................................................19

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                              PANAMSAT CORPORATION

         AMENDED AND RESTATED RESTORATION AND DEFERRED COMPENSATION PLAN

Originally Effective as of January 1, 1997, as Amended and Restated July 9, 1999

                                     Purpose

         The purpose of this Plan is to provide specified benefits to a select group of management and highly compensated Employees who contribute materially to the continued growth, development and future business success of PanAmSat Corporation, a Delaware corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.


                                    ARTICLE 1

                                   Definitions

         For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

         1.1 "Account Balance" shall mean, with respect to a Participant, a credit on the records of the Employer equal to the sum of (i) the Deferral Account balance, (ii) the vested Company Contribution Account balance and (iii) the vested Company Matching Account balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

         1.2 "Annual Bonus" shall mean any compensation, in addition to Base Annual Salary relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, payable to a Participant as an Employee under any Employer's annual bonus and annual or long term cash incentive plans, excluding stock options, and excluding compensation provided under the PanAmSat Corporation Annual Incentive Plan, and the PanAmSat Corporation Long Term Stock Incentive Plan Established in 1997.

         1.3 "Annual Company Contribution Amount" shall mean, for any one Plan Year, the amount determined in accordance with Section 3.6.

         1.4 "Annual Company Matching Amount" for any one Plan Year shall be the amount determined in accordance with Section 3.7.

         1.5 "Annual Deferral Amount" shall mean that portion of a Participant's Base


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Annual Salary and Annual Bonus that a Participant elects to have, and is, deferred in accordance with Article 3, for any one Plan Year. In the event of a Participant's Retirement, Disability (if deferrals cease in accordance with Article 6), death or a Termination of Employment prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount withheld prior to such event.

         1.6 "Base Annual Salary" shall mean the annual cash compensation relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, excluding bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, directors' fees and other fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee's gross income). Base Annual Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant's gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that, had there been no such plan, the amount would have been payable in cash to the Employee.

         1.7 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 7, that are entitled to receive benefits under this Plan upon the death of a Participant.

         1.8 "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

         1.9 "Board" shall mean the board of directors of the Company.

         1.10 "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

         1.11 "Committee" shall mean the Compensation Committee of the Company.

         1.12 "Company" shall mean PanAmSat Corporation, a Delaware corporation, and any successor to all or substantially all of the Company's assets or business or stock.

         1.13 "Company Contribution Account" shall mean (i) the sum of the Participant's Annual Company Contribution Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Company Contribution Account, less all distributions made to the Participant or his or her Beneficiary


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                                       3


pursuant to this Plan that relate to the Participant's Company Contribution Account.

         1.14 "Company Matching Account" shall mean (i) the sum of all of a Participant's Annual Company Matching Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Company Matching Account, less all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's Company Matching Account.

         1.15 "Deduction Limitation" shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are "subject to the Deduction Limitation" under this Plan. If an Employer determines in good faith that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan is deductible, the Employer may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.9 below, even if such amount is being paid out in installments. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant's death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m).

         1.16 "Deferral Account" shall mean (i) the sum of all of a Participant's Annual Deferral Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Deferral Account, less all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

         1.17 "Disability" shall mean any time during which the Participant is unable substantially to discharge the responsibilities for which he or she is employed by reason of physical illness or incapacity, whether arising out of sickness, accident or otherwise, and must be evidenced by the written determination of a qualified medical doctor acceptable to the Committee and the Participant (or in the event of the Participant's incapacity to designate a doctor, the Participant's legal representative), which determination shall specify the date on which the Disability commenced and that it has continued uninterrupted for at least 180 days.

         1.18 "Election Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.


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                                       4


         1.19 "Employee" shall mean a person who is an employee of any Employer.

         1.20 "Employer(s)" shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

         1.21 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

         1.22 "401(k) Plan" shall mean the PanAmSat Corporation Retirement Savings Plan, as it may be amended or restated from time to time.

         1.23 "Participant" shall mean any Employee (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement, an Election Form and a Beneficiary Designation Form (all of which may be incorporated into a single form as prescribed by the Committee),
(iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and
(vi) whose Plan Agreement has not terminated.

         1.24 "Plan" shall mean the Company's Restoration and Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

         1.25 "Plan Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant and the Participant's Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

         1.26 "Plan Year" shall, except for the first Plan Year, mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

         1.27 "Retirement," "Retire(s)" or "Retired" shall mean, with respect to an Employee, severance from employment from all Employers for any reason other than a leave of absence, death or Disability on or after attainment of age 55 and completion of 6 Years of Service.


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                                       5


         1.28 "Termination Benefit" shall mean the benefit set forth in Section 5.1.

         1.29 "Termination of Employment" shall mean, as determined in the sole discretion of the Committee, the severing of employment and the termination of services (or, in the case of a non-employee, termination of services) with PanAmSat Corporation, its subsidiaries and any affiliated companies for any reason, including Retirement, Disability and death.

         1.30 "Trust" shall mean one or more trusts which may be established pursuant to Article 12.

         1.31 "Unforeseeable Financial Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or
(iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

         1.32 "Years of Service" shall mean the total number of full years of service for which a Participant is credited for vesting purposes under the 401(k) Plan, including years prior to the effective date of this Plan.


                                    ARTICLE 2

                       Selection, Enrollment, Eligibility
                       ----------------------------------

         2.1 Selection. Participation in the Plan shall be limited to a select group of management and highly compensated Employees of the Employers, as determined by the Committee. From that group, the Committee, after recommendation of such Employees to the Committee by the President and Chief Executive Officer of the Company, shall select, in its sole discretion, Employees to participate in the Plan.

         2.2 Enrollment Requirements. As a condition to participation, each selected Employee shall complete, execute and return to the Committee an Election Form, a Plan Agreement and any additional forms deemed necessary by the Committee, all within 30 days after he or she is selected to participate in the Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

         2.3 Eligibility; Commencement of Participation. Provided an Employee


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selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, that Employee shall commence participation in the Plan on the day the Employee completes all enrollment requirements. If an Employee fails to meet all such requirements within the period required, in accordance with Section 2.2, that Employee shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.

         2.4 Termination of Participation and/or Deferrals. If the Committee determines that a Participant shall no longer be permitted to participate, the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant's membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute the Participant's then vested Account Balance as a Termination Benefit and terminate the Participant's participation in the Plan.


                                    ARTICLE 3

              Deferral Commitments/Company Matching/Crediting/Taxes
              ------------------------------------------------------

         3.1 Restoration Deferrals. For each Plan Year in which a Participant has elected to defer the maximum amount which is permissible under the terms of the 401(k) Plan and the Code, such Participant may elect to defer an additional Restoration Deferral Amount, in a whole percentage of at least 1%, of Base Annual Salary and/or Base Annual Bonus; provided, however, that the total amounts deferred by the Participant pursuant to this Section 3.1 may not exceed 16% of the sum of his or her Base Annual Salary and Annual Bonus prior to giving effect to the deferral elections under this Section 3.1 and the 401(k) Plan. Subject to the elections available under Article 4, the deferral period for all Restoration Deferral Amounts which are eligible for an Annual Company Matching Amount under Section 3.7 hereof shall be until Termination of Employment, unless otherwise expressly set forth in the Plan Agreement. Subject to the elections available under Article 4, the deferral period for any Restoration Deferral Amounts which are not eligible for an Annual Company Matching Amount under
Section 3.7 hereof shall be the period expressly set forth in the Plan Agreement and/or Election Form.

         3.2 Minimum Non-Restoration Deferrals. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Annual Salary in a whole percentage of at least 5% or in a stated dollar amount not less than $5,000, and Annual Bonus in a whole percentage of at least 5% or a stated dollar amount not less than $5,000; provided, however, that with respect to the first Plan Year, i.e., the 1997 calendar year, such minimums shall be 1% or a stated dollar amount not less than $1,000, rather than 5% and $5,000, respectively. If an election is


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                                       7


made for less than stated minimum percentage or dollar amount, or if no election is made, the amount deferred shall be zero. Subject to the elections available under Article 4, the deferral period for all Non-Restoration Deferrals shall be the period expressly set forth in the Plan Agreement and/or Election Form.

         3.3 Maximum Non-Restoration Deferrals.

         (a) Base Annual Salary and Annual Bonus. For each Plan Year, a Participant may elect to defer, in increments of the minimum percentages or dollar amounts stated above, Base Annual Salary and Annual Bonus up to the following maximum percentages for each deferral elected:



                Deferral                             Maximum Amount

           Base Annual Salary                             50%

               Annual Bonus                               80%


         A Participant's election to defer Annual Bonus may specify that no deferral shall be made with respect to the amount of such Participant's Annual Bonus up to a dollar amount specified by the Participant, and that a specified percentage (up to 100%) shall be deferred to the extent that the Annual Bonus exceeds such specified dollar amount.

         (b) Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, (i) the maximum Annual Deferral Amount, with respect to Base Annual Salary shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance, and
(ii) no deferral of the Annual Bonus for such Plan Year shall be permitted unless the Participant enrolls on a timely basis (as determined under Section 2.2) by submitting a Plan Agreement and Election Form to the Committee for acceptance on or before June 30 of such Plan Year. Notwithstanding the foregoing, solely with respect to the 1997 Plan Year, an enrollment election shall be deemed timely filed if it is filed on or prior to October 30, 1997.

         3.4 Election to Defer; Effect of Election Form.

         (a) First Plan Year. In connection with a Participant's commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee.

         (b) Subsequent Plan Years. For each succeeding Plan Year, an irrevocable


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                                       8


deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering a new election form to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made. If no such Election Form is timely delivered for a Plan Year, then the Participant shall be deemed elected an Annual Deferral Amount of zero.

         (c) Cancellation of Election. Notwithstanding subsections (a) and (b), a Participant may cancel his or her Election Form at any time during the Plan Year. If such cancellation is delivered to the Committee on or before June 30 of a Plan Year, then deferrals from the Participant's Base Salary shall cease as soon as administratively feasible following the delivery of the cancellation, and no deferral of the Participant's Annual Bonus for such Plan Year shall be made. If such cancellation is delivered to the Committee on or after July 1 of a Plan Year, then deferrals from the Participant's Base Salary shall cease as soon as administratively feasible following the delivery of the cancellation, but deferral of the Participant's Annual Bonus for such Plan Year shall be made as set forth in the Participant's Election Form notwithstanding the cancellation. If a Participant cancels his or her Election Form, then the Participant shall not be entitled to complete a new Election Form for the Plan Year in which such cancellation occurred or the immediate subsequent Plan Year. Accordingly, no further deferral shall be allowed for the Plan Year in which such cancellation occurred, and no deferral shall be allowed for the immediately subsequent Plan Year.

         3.5 Withholding of Annual Deferral Amounts. For each Plan Year, the Base Annual Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Annual Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Annual Salary. The Annual Bonus portion of the Annual Deferral Amount shall be withheld at the time the Annual Bonus is or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.

         3.6 Annual Company Contribution Amount. For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant's Company Contribution Account under this Plan, which amount shall be for that Participant the Annual Company Contribution Amount for that Plan Year. The amount, so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive an Annual Company Contribution Amount for that Plan Year. The Annual Company Contribution Amount, if any, shall be credited as of the day selected by the Committee, in its sole discretion. The Committee may announce a separate vesting schedule or other separate rules concerning vesting to be applicable to the Annual Company Contribution Amount for any Plan Year or Plan Years; the announcement of such separate vesting schedule or rules shall be made on or prior to the date the Annual Company Contribution Amount for a Plan Year is announced. Subject to the elections available under Article 4, the deferral period for all Annual Company Contribution Amounts shall be until Termination of Employment, unless otherwise


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                                       9


expressly set forth in the Plan Agreement.

         3.7 Annual Company Matching Amount. A Participant's Annual Company Matching Amount for any Plan Year shall be equal to 100% of the Participant's Restoration Deferral Amount for such Plan Year; provided, however, that the sum of such Annual Company Matching Amount and any Employer matching contributions under the 401(k) Plan may not exceed an amount equal to 4% of the sum of the Participant's Base Annual Salary and Annual Bonus. The Annual Company Matching Amount shall be credited from time to time during the Plan Year as of the dates the related amounts deferred are withheld from compensation. Subject to the elections available under Article 4, the deferral period for all Annual Company Matching Amounts shall be until Termination of Employment, unless otherwise expressly set forth in the Plan Agreement.

         3.8 Vesting. A Participant shall at all times be 100% vested in his or her Deferral Account, Company Matching Contribution Account and Company Contribution Account, except as set forth in any announcement under Section 3.6 with respect to an Annual Company Contribution Amount.

         3.9 Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited to a Participant's Account Balance, at rates set from time to time in the sole discretion of the Committee. Notwithstanding the foregoing, in no event shall the rate credited to a Participant's Account Balance be less than 100%t of Moody's Corporate Bond Index Rate, determined as of the first business day of the Plan Year. Without limiting the foregoing, a Participant's Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust (if any); the Participant shall at all times remain an unsecured creditor of the Company.

         3.10 FICA and Other Taxes.

         (a) Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant's Employer(s) shall withhold from that portion of the Participant's Base Annual Salary and Bonus that is not being deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.10.

         (b) Company Matching Amounts. For each Plan Year in which a Participant is credited with an Annual Company Matching Amount, the Participant's Employer(s) shall withhold from the Participant's Base Annual Salary and/or Bonus that is not deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes. If necessary, the Committee may reduce the Participant's Company Matching Account in order to


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                                       10


comply with this Section 3.10.

         3.11 Taxation of Distributions. The Participant's Employer(s), or the trustee of the Trust, if any, shall withhold from any payments made to a Participant under this Plan all federal, state, and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, if any, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust, if any.


                                    ARTICLE 4

            Unforeseeable Financial Emergencies; Withdrawal Election
            ---------------------------------------------------------

         4.1 Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant's Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made in a lump sum within 90 days of the date of approval. If a Participant's petition under this section is approved, then the Participant shall not be entitled to complete a new Election Form for the Plan Year in which the payout to the Participant occurs or the immediate subsequent Plan Year. Accordingly, no further deferral shall be allowed for the Plan Year in which such payout occurred, and no deferral shall be allowed for the immediately subsequent Plan Year. The payment of any amount under this Section 4.1 shall not be subject to the Deduction Limitation.

         4.2 Early Withdrawal. A Participant (or, after a Participant's death, his or her Beneficiary) may elect, at any time, to withdraw any or all of his or her Account Balance (other than amounts attributable to that portion of the Restoration Deferrals described in Section 3.1 which are eligible for an Annual Company Matching Amount), calculated as if there had occurred a Termination of Employment as of the day of the election, less a withdrawal penalty equal to 10% of such amount (the net amount shall be referred to as the "Withdrawal Amount"). This election can be made at any time, before or after Retirement, Disability, death or Termination of Employment, and whether or not the Participant (or Beneficiary) is in the process of being paid pursuant to an installment payment schedule. If made before Retirement, Disability or death, a Participant's Withdrawal Amount shall be his or her Account Balance (or the applicable portion thereof) calculated as if there had occurred a Termination of Employment as of the day of the election. The Participant (or his or her Beneficiary) shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the

Committee. The Participant (or his or her Beneficiary) shall be paid the Withdrawal Amount within 90 days of his or her election. Once the Withdrawal Amount is paid, then deferrals from the Participant's Base Salary shall cease as soon as administratively feasible. The Participant shall not be entitled to complete a new Election Form for the Plan Year in which such withdrawal occurs, or the immediate subsequent Plan Year. Accordingly, no further deferral shall be allowed for the Plan Year in which such withdrawal occurred, and no deferral shall be allowed for the immediately subsequent Plan Year. The payment of any amount under this Section 4.2 shall be subject to the Deduction Limitation.


                                    ARTICLE 5

                       Termination Benefit; Layoff Benefit
                       -----------------------------------

         5.1 Termination Benefit. Subject to the Deduction Limitation, the Participant shall receive a Termination Benefit, which shall be equal to the Participant's vested Account Balance if a Participant experiences a Termination of Employment.

         5.2 Payment of Termination Benefit. The Termination Benefit shall be paid in two installments. The first such installment shall be in an amount equal to 50% of the Participant's vested Account Balance at the time of his Termination of Employment and shall be paid as soon as practicable to the Participant or to his or her Beneficiary if the Participant is not then living. The second installment shall be an amount equal to the remaining vested portion of the Participant's Account Balance and shall be paid to the Participant (or to the Participant's Beneficiary, if the Participant is not then living) as soon as administratively practicable after the January 1 immediately following the Participant's Termination of Employment. Any payment made shall be subject to the Deduction Limitation.


                                    ARTICLE 6

                                Disability Waiver
                                -----------------

         6.1 Waiver of Deferral. A Participant who is determined by the Committee to be suffering from a Disability shall be excused from fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant's Base Annual Salary and Annual Bonus for the Plan Year during which the Participant first suffers a Disability. During the period of Disability, the Participant shall not be allowed to make any additional deferral elections, but will continue to be considered a Participant for all other purposes of this Plan.

         6.2 Return to Work. If a Participant returns to employment with an Employer, after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount for the next Plan Year following his or her return to employment provided he or she continues to be eligible to participate in the Plan.


                                    ARTICLE 7

                             Beneficiary Designation
                             -----------------------

         7.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a Beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

         7.2 Beneficiary Designation; Change. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

         7.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

         7.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 7.1, 7.2 and 7.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

         7.5 Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

         7.6 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.


                                    ARTICLE 8

                                Leave of Absence
                                ----------------

         8.1 Paid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.4.

         8.2 Unpaid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.


                                    ARTICLE 9

                     Termination, Amendment or Modification
                     --------------------------------------

         9.1 Termination. Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, except as otherwise provided in this Section 9.1, each Employer reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees by action of its board of directors. Upon the termination of the Plan with respect to any Employer, the Plan Agreements of the affected Participants who are employed by that Employer shall terminate and their vested Account Balances, determined as if they had experienced a Termination of Employment on the date of Plan termination. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided, however, that the Employer shall have the right to accelerate installment payments without a premium or prepayment penalty by paying the Account Balance in a lump sum.

         9.2 Amendment. Except as otherwise provided in this Section 9.2, the

Company may, at any time, amend or modify the Plan in whole or in part by the action of the Board; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced Termination of Employment as of the effective date of the amendment or modification. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments by paying the vested Account Balance in a lump sum.

         9.3 Plan Agreement. Despite the provisions of Sections 9.1 and 9.2, if a Participant's Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the consent of the Participant.

         9.4 Effect of Payment. The full payment of the benefit under Articles 4 or 5 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant's Plan Agreement shall terminate.


                                   ARTICLE 10

                                 Administration
                                 --------------

         10.1 Committee Duties. This Plan shall be administered by the Company's Compensation Committee. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan and eligibility for benefits hereunder, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

         10.2 Delegation. In the administration of this Plan, the Committee may, from time to time, employ agents (who may be Participants) and delegate to them such duties as it sees fit (including exercise, on behalf of the Committee, and decision, including discretionary decisions, reserved to the Committee under this Plan or under law) and may from time to time consult with counsel who may be counsel to any Employer. Unless the Committee provides otherwise, persons to whom duties have been delegated may themselves delegate such duties to other persons.

         10.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding uponall persons having any interest in the Plan.

         10.4 Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, and any Employee to whom the duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members or any such Employee.

         10.5 Employer Information. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.


                                   ARTICLE 11

                          Other Benefits and Agreements
                          -----------------------------

         The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.


                                   ARTICLE 12

                                      Trust
                                      ------

         12.1 Establishment of Trust. The Company may establish a Trust, and each Employer may at least annually transfer over to the Trust such assets as the Employer determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Annual Deferral Amounts, Annual Company Contribution Amounts, and Company Matching Amounts for such Employer's Participants for all periods prior to the transfer, as well as any debits and credits to the Participants' Account Balances for all periods prior to the transfer, taking into consideration the value of the assets in the trust at the time of the transfer.

         12.2 Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the

         Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

         12.3 Distributions From the Trust. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Plan.

         12.4 Investment of Trust Assets. The trustee of the Trust, if any, shall be authorized, upon written instructions received from the Committee or investment manager appointed by the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement, including the disposition of stock and reinvestment of the proceeds in one or more investment vehicles designated by the Committee.


                                   ARTICLE 13

                                  Miscellaneous

         13.1 Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

         13.2 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

         13.3 Employer's Liability. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

         13.4 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

         13.5 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as an Employee or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

         13.6 Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary. Failure to cooperate in good faith by a Participant or his or her Beneficiary shall absolve the Company of any and all liability to such Participant or Beneficiary with respect to the Plan.

         13.7 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

         13.8 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

         13.9 Governing Law. The provisions of this Plan shall be construed and interpreted according to federal law, except to the extent that federal law is not preempted, this Plan shall be construed and interpreted according to the laws of the State of Connecticut without regard to its conflicts of laws principles.

         13.10 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

         Compensation Committee

         PanAmSat Corporation
         One Pickwick Plaza
         Greenwich, CT 06830

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

         Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

         13.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

         13.12 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

         13.13 Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

         13.14 Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant's benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse.

         13.15 Distribution in the Event of Taxation.


         (a) In General. If, for any reason, all or any portion of a Participant's benefits under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, a Participant's

Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant's unpaid Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made in a lump sum within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

         (b) Trust. If the Trust, if any, terminates and benefits are distributed from the Trust to a Participant in accordance with such termination, the Participant's benefits under this Plan shall be reduced to the extent of such distributions.

         13.16 Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, if any, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustee of the Trust, if any, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance. If a Participant fails or refuses to comply with the preceding sentence, he or she shall cease to be a participant hereunder and shall immediately forfeit his or her entire Company Contributions Account and Company Matching Account; provided, however, that Participants who submit to such medical examinations and otherwise supply information reasonably requested but are denied insurance coverage shall not forfeit any Account Balances nor cease Plan participation.



         IN WITNESS WHEREOF, the Company has signed this Plan document as of July 9, 1999.



                                            PANAMSAT CORPORATION


                                            By: /s/ James W. Cuminale
                                               ---------------------------------
                                               James W. Cuminale
                                               Title: Executive Vice President &
                                                      Secretary